Exhibit 99.1

BioLife Solutions Announces Third Quarter 2017 Financial Results

Revenue Increased 39% Over Prior Year

Positive Cash Flow from Operations

Increases 2017 Guidance and Issues Preliminary Guidance for 2018

Conference Call and Webcast Begin at 4:30 PM Eastern Time Today

BOTHELL, Washington — November 9, 2017 —BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife”), the leading developer, manufacturer and marketer of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media, today reported financial results and operational highlights for the three and nine months ended September 30, 2017.

Revenue from biopreservation media product sales for the third quarter of 2017 was a new record of $3 million, an increase of 39% compared with the third quarter of 2016. This was the ninth consecutive quarter of record revenue. Revenue for the nine months ended September 30, 2017 was $7.9 million, an increase of 32% compared with the prior-year period. Revenue growth for both periods was driven by sales of CryoStor® and HypoThermosol® clinical grade biopreservation media products to the high-growth regenerative medicine segment and to BioLife’s worldwide distributor network.

Mike Rice, BioLife President & CEO, commented, “Our Q3 results demonstrate our continued ability to grow our business in a disciplined manner. We achieved record sales, expanded gross margin, and positive cash flow from operations in the quarter. Notably, product sales to the regenerative medicine market segment were more than 50% of total revenue, reaching $1.6 million. This was an increase of nearly 50% from the second quarter of 2017, and 100% growth over the third quarter of 2016, driven by increased demand from late stage cell therapy customers.

“We look forward to closing 2017 on a strong note and expect continued growth in 2018, as our regenerative medicine customers gain regulatory approvals and commence commercial manufacturing.”

Third Quarter 2017 Operational Highlights

•	Ninth consecutive quarter of record biopreservation media revenue.

•	$1.6 million product revenue from the regenerative medicine segment, representing 100% year-over-year growth.

•	23 new direct customers were gained, including initial orders from 14 regenerative medicine companies.

•	CryoStor® Cell Freeze Media Embedded in Invossa™: First Approved Cell and Gene Therapy for Osteoarthritis

•	Executed Supply Agreement with Celyad for CryoStor® Use in Natural Killer Receptor based T-Cell (NKR-T) Platform Targeting Solid Tumors and Blood Cancers

•	CryoStor® Cell Freeze Media Embedded in Cellular Biomedicine Group Clinical Trial of AlloJoin™

Third Quarter Financial Results

•	Gross margin for the third quarter of 2017 was 63% compared with 57% in the third quarter of 2016.

•	Operating expenses for the third quarter of 2017 were $1.9 million, a 19% reduction from $2.4 million in the third quarter of 2016.

•	Operating loss for the third quarter of 2017 was $32,000, compared to $1.1 million in the third quarter of 2016.

•	Net loss attributable to common shareholders for the third quarter of 2017 was $425,000, or $0.03 per share, compared with a net loss of $969,000, or $0.08 per share, in the third quarter of 2016.

•	Adjusted EBITDA for the third quarter of 2017 was positive $298,000, compared with negative $567,000 for the third quarter of 2016.

•	Cash provided by operations for the third quarter of 2017 was $74,000, compared with cash used by operations of $884,000 in the prior-year period.

•	During the quarter, 99,000 warrants issued in conjunction with the Company’s March 2014 equity raise were exercised generating $470,250 in proceeds.

Nine Month Financial Results

•	Gross margin for the nine months ended September 30, 2017 was 62% compared with 57% for the prior-year period.

•	Operating expenses for the nine months ended September 30, 2017 were $5.7 million, a 25% decrease from $7.6 million for the prior-year period.

•	Operating loss for the nine months ended September 30, 2017 was $838,000 compared with $4.2 million for the prior-year period.

•	Net loss attributable to common shareholders for the nine months ended September 30, 2017 was $2.1 million, or $0.16 per share, compared with a net loss of $3.6 million, or $0.28 per share for the prior-year period.

•	Adjusted EBITDA for the nine months ended September 30, 2017 was positive $312,000 compared with negative $2.5 million for the prior-year period.

•	Cash used in operations for the nine months ended September 30, 2017 was $198,000 compared with $3.7 million for the nine months ended September 30, 2016.

•	Converted a $4 million senior credit facility with WAVI, the Company’s largest shareholder, into shares of Series A redeemable preferred stock in June, 2017.

Roderick de Greef, BioLife Chief Financial Officer, remarked, “Our financial results continue to improve and our achievement of positive cash flow from operations for the third quarter is another important milestone. The combination of positive cash flow and the recent warrant exercises have generated a meaningful increase in our cash position.”

2017 Financial Guidance

Based on the financial results for the nine months ended September 30, 2017, management has revised full-year 2017 guidance as follows:

•	Revenue is expected to range between $10.8 million to $11 million, representing growth of 31% to 34% over 2016; previous guidance for revenue was in excess of $10 million, or growth of 20% to 25%.

•	Gross margin is expected to be between 60% and 62%; previous guidance for gross margin was a range of 58% to 62%.

•	Annual operating expenses are expected to be approximately $8 million; previous guidance was a range of $8 million to $8.5 million.

•	The Company reaffirms expectations for positive adjusted EBITDA for 2017.

2018 Preliminary Financial Guidance

Based on management’s current outlook for next year, preliminary guidance for full-year 2018 is as follows:

•	Biopreservation media revenue is expected to range between $13.6 million to $14.7 million, representing growth of 25% to 35% over 2017.

•	Gross margin is expected to be between 62% and 64%, compared to 60% and 62% in 2017.

•	Full year GAAP operating profit and a proportional increase in adjusted EBITDA.

Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. EST this afternoon. To access the live webcast, please go to the BioLife Solutions website at www.biolifesolutions.com, and click on the “Investors” tab, and scroll down to select the “Events” icon where you will be directed to the live webcast. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 5699907. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife Solutions is the leading developer, manufacturer and supplier of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media for cells and tissues. Our proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the regenerative medicine, biobanking and drug discovery markets. Our biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death; offering commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function.

For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, commercial manufacturing of our customers’ products, and projected financial results, cash flow and liquidity, including the potential for reaching positive adjusted EBITDA for the full-year of 2017 and GAAP operating profit for the full-year of 2018. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Discussion of Non-GAAP Financial Measures

BioLife’s management believes that the non-GAAP measure of “Adjusted EBITDA” enhances an investor’s understanding of the Company’s financial and operating performance and its future prospects by being more reflective of core operating performance. BioLife’s management uses this financial metric for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be reviewed in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables in this press release.

Adjusted EBITDA Definition:

“Adjusted EBITDA” is a non-GAAP measure defined by BioLife as net income/(loss) excluding interest expense/(income), income tax expense, depreciation expense, amortization expense, stock-based compensation expense and the loss/(gain) on equity method investments.

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Media & Investor Relations

Roderick de Greef

Chief Financial Officer

(425) 686-6002

rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$2,963	$2,135	$7,887	$5,977
Cost of product sales	1,095	921	2,981	2,565
Gross profit	1,868	1,214	4,906	3,412
Gross margin %	63%	57%	62%	57%
Operating expenses
Research and development	293	497	899	1,600
Sales and marketing	489	816	1,547	2,399
General and administrative	1,118	1,039	3,298	3,637
Total operating expenses	1,900	2,352	5,744	7,636

Operating loss	(32)	(1,138)	(838)	(4,224)

Total other income (expenses)	(287)	(128)	(1,119)	(252)

Net loss	(319)	(1,266)	(1,957)	(4,476)
Net loss attributable to non-controlling interest	––	297	––	924
Net loss attributable to BioLife Solutions, Inc.	(319)	(969)	(1,957)	(3,552)
Less: Preferred stock dividends	(106)	––	(106)	––
Net loss attributable to common stockholders	$(425)	$(969)	$(2,063)	$(3,552)

Basic and diluted net loss per common share attributable to BioLife Solutions, Inc.	$(0.03)	$(0.08)	$(0.16)	$(0.28)
Basic and diluted weighted average common shares outstanding	13,238	12,699	13,102	12,576

Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net loss attributable to BioLife Solutions, Inc.	$(319)	$(969)	$(1,957)	$(3,552)
Interest expense/(income), net	1	33	188	39
Depreciation expense	84	94	260	276
Amortization of debt discount	––	94	156	125
EBITDA	(234)	(748)	(1,353)	(3,112)
Share-based compensation (non-cash)	314	181	958	584
Loss from equity-method investment in SAVSU (non-cash)	218	––	707	––
Adjusted EBITDA	$298	$(567)	$312	$(2,528)

BIoLife Solutions, Inc.
Unaudited Condensed Consolidated Balance Sheet Information
(In thousands)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$2,831	$1,406
Accounts receivable	1,355	1,194
Inventories	1,861	1,758
Total current assets	6,367	4,628
Total assets	8,881	7,927

Total current liabilities	1,089	1,133
Total liabilities	1,667	4,761
Total Shareholders’ equity	7,214	3,166

BIoLife Solutions, Inc.
Unaudited Condensed Consolidated Statement of Cash Flows Information
(In thousands)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash provided/(used) by operating activities	$(198)	$(3,659)
Cash provided/(used) by investing activities	(91)	662
Cash provided/(used) by financing activities	1,714	2,192
Net increase (decrease) in cash and equivalents	$1,425	$(805)